Exhibit 99.1

Pennsylvania Real Estate Investment Trust
200 South Broad Street Philadelphia, PA 19102
www.preit.com

Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Fourth Quarter and Full Year 2008 Results

Philadelphia, PA, February 25, 2009 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and twelve months ended December 31, 2008.

Net income available to common shareholders for the fourth quarter of 2008 was $2.3 million, or $0.05 per diluted share, compared to $8.7 million, or $0.22 per diluted share, for the fourth quarter of 2007. Results for the quarter included a $29.3 million gain on extinguishment of debt and $27.6 million in impairment charges. Net loss allocable to common shareholders for 2008 was $10.4 million, or $0.30 per diluted share, compared to net income available to common shareholders of $28.6 million, or $0.73 per diluted share, last year, including a $13.3 million gain on the redemption of preferred shares in July 2007. See below for a description of the primary non-operating factors affecting financial results.

Funds From Operations (“FFO”) for the quarter was $44.4 million, or $1.08 per diluted share, compared to $45.9 million, or $1.12 per diluted share, a year ago. For the year, FFO was $146.7 million, or $3.57 per diluted share, compared to $160.7 million, or $3.90 per diluted share, for 2007.

Net Operating Income (NOI) for the quarter was $84.6 million, compared to $84.7 million for the fourth quarter of 2007. For 2008, NOI was $307.3 million, compared to $303.4 million last year. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “As we work through a challenging economic environment in 2009, the Company has entered the final stages of its multi-year redevelopment program. We look forward to the re-opening of our Cherry Hill Mall and the completion of our Plymouth Meeting Mall and Voorhees Town Center projects, which will offer exciting opportunities to our tenants and shoppers. The decision to invest in these and other completed redevelopment projects has positioned the Company to improve market share and create shareholder value when the economy regains its footing.”

Primary Non-Operating Factors Affecting Financial Results

The following factors affected results for the fourth quarter and year ended December 31, 2008:

•	$29.3 million gain on extinguishment of debt resulting from our repurchase of $46.0 million of our exchangeable notes; and

•

$27.6 million in impairment charges, including $11.8 million related to White Clay Point, in Landenberg, Pennsylvania, $7.0 million on Sunrise Plaza, in Forked River, New Jersey, and $4.6 million of goodwill.

The following factors affected results for the year ended December 31, 2007:

•	$13.3 million gain on redemption of preferred shares;

•	$9.0 million gain on sales of assets; and

•	Payment of $7.9 million of preferred share dividends.

Financing Activities

During the quarter, the Company completed $173 million in mortgage financings. For the year, including these transactions, the Company completed approximately $817 million in new financings comprised of approximately $647 million of mortgage financings and a $170 million unsecured term loan. Also during the year, the Company repaid approximately $507 million of expiring debt and invested approximately $345 million in its consolidated properties.

Retail Operations

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio:

	Occupancy as of:
	December 31, 2008	December 31, 2007
Retail portfolio weighted average: (1)
Total including anchors (2)	90.9%	91.2%
Total excluding anchors	88.2%	89.1%
Enclosed malls weighted average: (1)
Total including anchors (2)	89.7%	90.4%
Total excluding anchors	86.7%	88.1%
Strip/power centers weighted average:	97.6%	96.3%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Includes approximately 1.1 million square feet of vacant anchor space, as of December 31, 2008, of which approximately 0.4 million square feet has been leased but is not occupied. As of December 31, 2007, total vacant anchor space was approximately 1.1 million square feet.

	Twelve Months Ended:
	December 31, 2008	December 31, 2007
Sales per square foot (1)	$342	$358

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI decreased 1.3% to $83.2 million for the quarter, including $1.5 million in lease termination revenue. These results included higher bad debt expense and other charges related to tenants that filed for bankruptcy protection during the quarter. For the fourth quarter of 2007, same store NOI was $84.3 million, including $0.2 million in lease termination revenue.

Same store NOI for the year was unchanged from 2007 at $302.6 million. Lease termination revenue was $4.1 million for 2008, compared to $1.6 million for the twelve months ended December 31, 2007. Same store results represent retail properties that the Company owned for the full periods presented.

2009 Outlook

Based on today’s outlook, the Company estimates that net loss per diluted share and FFO per diluted share will be as follows:

Estimates Per Diluted Share

Net loss	$ (1.35) - $ (1.15)

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, and other adjustments	$ 4.10

Funds From Operations	$ 2.75 - $ 2.95

Assumptions

•	A decline in projected 2009 NOI of 1% to 3%, excluding lease termination revenues, resulting from additional store closings and delayed openings, and higher bad debt expense;

•

Higher interest expense related to placing completed redevelopment and development assets into service in 2008 and 2009; implementation of new accounting rules applicable to our exchangeable notes; amortization of interest rate swap settlement costs; and a temporary cessation of interest capitalization on certain redevelopment and development properties;

•	Reduction of general and administrative expenses offset by lower management company revenues; and

•	No acquisitions, dispositions or sales of parcels.

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s fourth quarter and full year results, market trends, and future outlook. To listen to the call, please dial (800) 762-8779 (domestic) or (480) 629-9031 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 11, 2009 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Password: 3961734). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 56 properties, including 38 shopping malls, 14 strip and power centers, and four properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”) (for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative

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expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2007. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

#    #    #

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	December 31, 2008	December 31, 2007
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,291,103	$3,074,562
Construction in progress	411,479	287,116
Land held for development	5,466	5,616

Total investments in real estate	3,708,048	3,367,294
Accumulated depreciation	(516,832)	(401,502)

Net investments in real estate	3,191,216	2,965,792
INVESTMENTS IN PARTNERSHIPS, at equity:	36,164	36,424
OTHER ASSETS:
Cash and cash equivalents	9,786	27,925
Tenant and other receivables (net of allowance for doubtful accounts of $16,895 and $11,424 at December 31, 2008 and December 31, 2007, respectively)	57,970	49,094
Intangible assets (net of accumulated amortization of $169,189 and $137,809 at December 31, 2008 and December 31, 2007, respectively)	68,296	104,136
Deferred costs and other assets, net	80,845	80,703

Total assets	$3,444,277	$3,264,074

LIABILITIES:
Mortgage notes payable	$1,756,270	$1,643,122
Debt premium on mortgage notes payable	4,026	13,820
Exchangeable notes	241,500	287,500
Senior unsecured Credit Facility	400,000	330,000
Senior unsecured term loan	170,000	—
Distributions in excess of partnership investments	48,788	49,166
Tenants’ deposits and deferred rents	13,112	16,213
Accrued expenses and other liabilities	123,739	111,378

Total liabilities	2,757,435	2,451,199
MINORITY INTEREST: (Redemption value $16,397 and $66,560 at December 31, 2008 and December 31, 2007, respectively)	52,326	55,256

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 39,469,000 shares at December 31, 2008 and 39,134,000 shares at December 31, 2007	39,469	39,134
Capital contributed in excess of par	834,026	818,966
Accumulated other comprehensive loss	(45,341)	(6,968)
Distributions in excess of net income	(193,638)	(93,513)

Total shareholders’ equity	634,516	757,619

Total liabilities, minority interest and shareholders’ equity	$3,444,277	$3,264,074

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net (loss) income	$2,277	$8,703	$(10,380)	$23,161
Adjustments:
Minority interest	211	530	(287)	2,105
Dividends on preferred shares	—	—	—	(7,941)
Redemption of preferred shares	—	—	—	13,347
Gain on sales of interests in real estate	—	—	—	(579)
Gain on sale of discontinued operations	—	—	—	(6,699)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	39,522	34,650	149,005	129,924
Unconsolidated partnerships (a)	2,373	2,003	8,361	7,130
Discontinued operations	—	—	—	215

FUNDS FROM OPERATIONS (b)	$44,383	$45,886	$146,699	$160,663

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$1.08	$1.12	$3.57	$3.90

Weighted average number of shares outstanding	38,882	38,465	38,807	37,577
Weighted average effect of full conversion of OP Units	2,228	2,409	2,236	3,308
Effect of common share equivalents	—	211	14	325

Total weighted average shares outstanding, including OP Units	41,110	41,085	41,057	41,210

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $(318) and $945 for the fourth quarter 2008 and 2007, respectively, and the non-cash effect of straight-line rents of $2,016 and $2,484 for the twelve months ended December 31, 2008 and 2007, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
REVENUE:
Real estate revenue:
Base rent	$80,335	$79,810	$300,287	$293,110
Expense reimbursements	36,219	35,331	139,636	136,360
Percentage rent	3,631	4,145	7,157	9,067
Lease termination revenue	1,496	181	4,114	1,589
Other real estate revenue	7,436	8,142	18,387	19,470

Total real estate revenue	129,117	127,609	469,581	459,596

Management company revenue	737	2,592	3,730	4,419
Interest and other income	98	234	769	2,557

Total revenue	129,952	130,435	474,080	466,572

EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,447)	(34,223)	(135,293)	(129,338)
Utilities	(5,564)	(5,943)	(24,872)	(24,998)
Other property operating expenses	(8,785)	(9,128)	(27,787)	(26,083)

Total property operating expenses	(50,796)	(49,294)	(187,952)	(180,419)

Depreciation and amortization	(40,156)	(35,215)	(151,612)	(132,184)
Other expenses:
General and administrative expenses	(8,546)	(10,446)	(40,324)	(41,415)
Impairment of assets	(27,592)	—	(27,592)	—
Abandoned project costs, income taxes and other expenses	280	(1,078)	(1,534)	(1,944)

Total other expenses	(35,858)	(11,524)	(69,450)	(43,359)

Interest expense, net	(31,247)	(26,522)	(112,064)	(98,860)

Total expenses	(158,057)	(122,555)	(521,078)	(454,822)

(Loss) income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	(28,105)	7,880	(46,998)	11,750
Equity in income of partnerships	1,315	1,365	7,053	4,637
Gain on extinguishment of debt	29,278	—	29,278	—
Gain on sales of interests in real estate	—	—	—	579
Gain on sales of non-operating real estate	—	—	—	1,731

(Loss) income before minority interest and discontinued operations	2,488	9,245	(10,667)	18,697
Minority interest	(211)	(531)	287	(1,414)

(Loss) income from continuing operations	2,277	8,714	(10,380)	17,283

Discontinued operations:
Operating results from discontinued operations	—	(12)	—	(130)
Gain on sale of discontinued operations	—	—	—	6,699
Minority interest	—	1	—	(691)

Income from discontinued operations	—	(11)	—	5,878

Net income	2,277	8,703	(10,380)	23,161
Redemption of preferred shares	—	—	—	13,347
Dividends on preferred shares	—	—	—	(7,941)

Net (loss allocable) income available to common shareholders	$2,277	$8,703	$(10,380)	$28,567

BASIC (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$0.05	$0.22	$(0.30)	$0.57
From discontinued operations	—	—	—	0.16

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$0.05	$0.22	$(0.30)	$0.73

DILUTED (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$0.05	$0.22	$(0.30)	$0.57
From discontinued operations	—	—	—	0.16

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$0.05	$0.22	$(0.30)	$0.73

Weighted average number of shares outstanding for diluted EPS (1)	38,882	38,676	38,807	37,902

(1)

For the year ended December 31, 2008, there is a net loss allocable to common shareholders from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for this period.

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Twelve Months Ended
(In thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income	$2,277	$8,703	$(10,380)	$23,161

Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	40,156	35,215	151,612	132,184
Unconsolidated partnerships	2,373	2,003	8,361	7,130
Discontinued operations	—	—	—	215
Interest expense, net
Wholly owned and consolidated partnerships	31,247	26,522	112,064	98,860
Unconsolidated partnerships	2,607	3,034	10,274	12,241
Discontinued operations	—	—	—	136
Minority interest	211	530	(287)	2,105
Gain on extinguishment of debt	(29,278)	—	(29,278)	—
Impairment of assets	27,592	—	27,592	—
Gain on sales of interests in real estate	—	—	—	(579)
Gain on sales of non-operating real estate	—	—	—	(1,731)
Gain on sale of discontinued operations	—	—	—	(6,699)
Other expenses	8,266	11,524	41,858	43,359
Management company revenue	(737)	(2,592)	(3,730)	(4,419)
Interest and other income	(98)	(234)	(769)	(2,557)

Property net operating income	$84,616	$84,705	$307,317	$303,406

Same store retail properties	$83,153	$84,262	$302,564	$302,607
Non-same store properties	1,463	443	4,753	799

Property net operating income	$84,616	$84,705	$307,317	$303,406

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Twelve Months Ended
(In thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Gross revenue from real estate	$18,734	$19,574	$75,168	$70,116
Expenses:
Property operating expenses	(6,103)	(6,871)	(23,112)	(22,095)
Mortgage interest expense	(5,315)	(6,065)	(21,226)	(24,472)
Depreciation and amortization	(4,563)	(3,882)	(16,458)	(13,763)

Total expenses	(15,981)	(16,818)	(60,796)	(60,330)

Net income from real estate	2,753	2,756	14,372	9,786
Partners’ share	(1,366)	(1,378)	(7,154)	(4,893)

Company’s share	1,387	1,378	7,218	4,893
Amortization of excess investment	(72)	(13)	(165)	(256)

EQUITY IN INCOME OF PARTNERSHIPS	$1,315	$1,365	$7,053	$4,637